CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

        We hereby consent to the use in the Sound Technology, Inc. registration statement, on Form SB-2, of our report dated March 11, 2005, accompanying the financial statements of Sound Technology, Inc. for the periods ended December 31, 2004 and 2003 which is part of the registration statement and to the reference to us under the heading “Experts” in such registration statement.

/s/Staley, Okada & Partners

April 1, 2005	STALEY, OKADA & PARTNERS Chartered Accountants